SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 27, 2012

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2012, the board of directors (the “Board”) of Logitech International S.A. (“Logitech” or the “Company”) approved the appointment of Bracken P. Darrell as Chief Executive Officer of Logitech, effective as of January 1, 2013, confirming the previously announced executive leadership transition planned when Mr. Darrell joined Logitech in April 2012. In addition to being Chief Executive Officer, Mr. Darrell will continue as President of Logitech. Additional information about Mr. Darrell is available in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2012, and in the Company’s Proxy Statement, filed with the SEC on July 24, 2012.

Guerrino De Luca, Logitech’s previous Chief Executive Officer and current Chairman of the Board, stepped down as Chief Executive Officer, effective January 1, 2013, but will remain Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
Vice President, Legal, General Counsel and Corporate Secretary

January 2, 2013